_____________, Settlor

EQUITY TRUST (BVI) LIMITED, Trustee

_____________, Protector

of

BIOSTAR TRUST __

Dated: ______

BIOSTAR TRUST __	Page 2 of 33

CONTENTS

THE TRUST		5

1	Definitions and construction	5
2	Initial vesting of Trust Fund	7
3	Protectors' Powers of Amendment	7
4	Power of appointment within Settlement	8
5	Trusts in default of appointment	8
6	Trusts at end of Trust Period	9
7	Power of appointment outside Settlement	10
8	Exercise of powers	10
9	Administrative provisions	10
10	Exclusion of excluded persons	11
11	Name of Settlement	11

THE BENEFICIARIES		11

12	Beneficiaries	11
13	Power to add to Beneficiaries	11
14	Power of exclusion	12

THE TRUST FUND		13

15	Trust Fund	13
16	Trusts of added property	13

ADMINISTRATIVE POWERS		13

17	General powers of absolute beneficial owner	13
18	Power of investment	13
19	No requirement to diversify investments	14
20	No requirement to invest in income producing investments	14
21	Power to lend	15
22	Power to borrow	15
23	Power to give guarantees	15
24	Powers concerning real property	15
25	Powers concerning chattels	17
26	Power to allow occupation of property and enjoyment of chattels	17
27	Power to insure property	17
28	Powers concerning life insurance policies	17
29	Power to provide for an annuity	18

BIOSTAR TRUST __	Page 3 of 33

30	Power to trade	18
31	Power to promote investment vehicles	19
32	Power to enter into any compromise or arrangement concerning investment vehicles	19
33	Power to concur in winding up or liquidating investment vehicles	19
34	Apportionments	19
35	Power of appropriation	20
36	Power to give indemnities and other commitments	20
37	Duration of powers	20

MINOR BENEFICIARIES AND CHARITIES		21

38	Powers concerning payments to minors and to charities	21
39	Extended statutory power of maintenance	21
40	Extended statutory power of advancement	21

TRUSTEE POWERS		21

41	Power to appoint agents	21
42	Delegation of powers	22
43	Power to employ nominees	23
44	Power to give proxies and powers of attorney	23
45	Power to delegate operation of bank accounts	23
46	Power to keep deeds in any part of the world	23
47	Restriction and release of powers	23
48	Restriction on exercise of powers	23

CHANGES OF TRUSTEES		23

49	Person having power of appointment of new or additional trustees	23
50	Power of appointing new or additional trustees	24
51	Power of removal of trustees	24
52	Disqualification of trustees	24
53	Merger or consolidation of trustee	25
54	Vesting of Trust Fund on change of trustees	25
55	Indemnity of retiring trustee	25
56	Restriction on discharge of trustee	26

TRUSTEE REMUNERATION		26

57	Trustee charging	26
58	Trustee retaining remuneration or commission	26

TRUSTEE PROTECTION		27

59	No requirement to interfere in management of investment vehicles	27
60	Power to exercise powers notwithstanding personal interest	27

BIOSTAR TRUST __	Page 4 of 33

61	Protection of Trustees in respect of distributions	28
62	Protection of Trustees generally	28
63	Trustees' powers, authorities and discretions exercisable without liability	28

THE PROTECTORS		28

64	Identity of Protectors	28
65	Protector charging clause	29
66	Indemnity of retiring Protectors	30
67	Designation of Special Company	30
68	Exercise of powers	31

ACCOUNTS AND CONFIDENTIALITY		31

69	Accounts and auditing	31
70	Confidentiality	31

GOVERNING LAW		32

71	Governing law, forum and place of administration	32
72	Power to vary administrative provisions	32

COUNTERPARTS AND DUPLICATES		33

73	Counterparts and duplicates	33

THE SCHEDULE		33

BIOSTAR TRUST __	Page 5 of 33

BIOSTAR TRUST __
DATE ______

PARTIES

1	Settlor: _____________ of _________________________ ("the Settlor");

2	Trustee: EQUITY TRUST (BVI) LIMITED of ____________________ ("the Trustees" which, where the context allows, includes the trustee of trustees for the time being of this Settlement); and

3	Protector: _____________ of _________________________ (individually, collectively and his successors referred to as "the Protectors").

4
Primary Beneficiaries: _____________ of No. 20, Eastern Changle Road, Yangling District, Xianyang City, Shaanxi Province ________ of No. 24 Weihu Road, Yangling District, Xianyang City, Shaanxi Province.

RECITALS

(A)
The Settlor wishes to make this Settlement and has transferred or delivered to the Trustees, or otherwise placed under their control, the property specified in the Schedule and, from time to time, further money, investments or other property may be paid or transferred to the Trustees by way of addition.

(B)	It is intended that this Settlement shall be irrevocable.

OPERATIVE PROVISIONS

THE TRUST

1	Definitions and construction

In this Settlement, where the context allows, the following definitions and rules of construction shall apply.

1.1	"the Act" means the Trustee Act (Cap 303) (formerly known as the Trustee Ordinance) and every modification or re-enactment for the time being in force.

1.2	"Beneficiaries" means the persons (or charitable objects) specified in clause 12.

1.3	“Primary Beneficiaries” or “Primary Beneficiary” shall refer to _____________ ________.

BIOSTAR TRUST __	Page 6 of 33

1.4	“spouse” means the person married to the Settlor at the time of the Settlor’s death.

1.5
"children" and "issue" means children and issue (including those conceived but not born at the relevant time) who are legitimate, legitimated or adopted (before the end of the Trust Period) but not illegitimate children or issue or those who claim through illegitimate children or issue.

1.6
"charity" means any body, organisation, trust, association, purpose or object in any part of the world which under the laws of the British Virgin Islands shall be recognised as charitable, and 'Charitable' has a corresponding meaning.

1.7	"Trust Company" means any Company, wherever incorporated, which is authorized under its constitution to carry on the business of administering trusts.

1.8	"Excluded Person" or "Excluded Persons" means any person or persons constituted an Excluded Person or Excluded Persons under clause 14.

1.9
"investment vehicle" means any company, corporation, partnership, limited partnership, unit trust, business trust, foundation or other business, investment or property holding structure (of whatever kind) whether or not having separate legal personality.

1.10	"minor" means a person aged less than 18 years.

1.11
"Special Company" shall mean a company incorporated or established in any part of the world in which the Trustees hold directly or indirectly any interest and which the Protectors designate to be a Special Company in accordance with Clause 67 and the term "Special Companies" shall have a corresponding meaning.

1.12	"Trust Fund" means the property specified in clause 15.

1.13
"Trust Period" means the period ending on the earlier of (a) the last day of the period of 100 years from the date of this Settlement (which period, in lieu of any other, shall be the perpetuity period applicable to this Settlement) and (b) any date that the Trustees may by deed at any time or times with the consent in writing of the Protectors (if any) specify (not being a date earlier than the date of execution of that deed or later than a date previously specified).

1.14	Words denoting the singular shall include the plural and vice versa.

1.15	Words denoting any gender shall include the other gender.

1.16	References to any statutory provision shall include any statutory modification to or re-enactment of that provision.

1.17	The table of contents and clause headings are included for reference only and shall not affect the interpretation of this Settlement.

BIOSTAR TRUST __	Page 7 of 33

2	Initial vesting of Trust Fund

2.1
Provided always that notwithstanding any of the other provisions of this Settlement to the contrary the Trustees shall not sell charge or exchange transfer hypothecate or otherwise deal with any Special Company or any shares or other interest therein without obtaining the written consent of the Protectors (if any):

(a)
The Trustees shall hold the Trust Fund on trust in their discretion either to allow it to remain in the state in which it is received or held for as long as they think fit or to sell or convert it into money; and

(b)
The Trustees may in their discretion invest that money in their names, or under their control, in any of the investments authorised by this Settlement or by law with power, from time to time, to vary or transpose any of those investments for or into others so authorised.

3	Protectors’ Powers of Amendment

3.1
The Protectors (if any) shall have power to amend this Settlement and any of the trusts powers and provisions hereof (including the dispositive provisions hereof) by any deed or deeds revocable during the Trust period or irrevocable which deed or deeds shall be expressed to be supplemental to this Settlement and from and after the date of such supplemental deed or deeds this Settlement shall be read construed and take effect as so varied provided that;

(a)
No exercise of the said power shall be exercisable in any way to limit the interest of the Primary Beneficiaries or any person who is a beneficiary under clause 12 of this Settlement, without the unanimous consent of the Primary Beneficiaries, or if any Primary Beneficiary is not then living, such Primary Beneficiary’s spouse, or if none, such Primary Beneficiary’s children who are not minors and not incompetent.

(b)
No exercise of the said power shall affect any rights or interests whether vested contingent presumptive or expectant which may have accrued or arisen by virtue of the prior exercise of any power of appointment herein contained;

(c)	The power hereby conferred shall not be exercisable in a way which would or might infringe any rule against perpetuities or remoteness of vesting;

(d)	The power hereby conferred shall not be exercisable so as to permit the Trust Fund or any part or parts thereof or the income thereof to be applied to or for the benefit of any Excluded Person; and

BIOSTAR TRUST __	Page 8 of 33

(e)	The power hereby conferred shall not be exercised in a way to diminish any rights of the Trustee or create or add to any obligation of the Trustee without the Trustee's written consent.

4	Power of appointment within Settlement

The Trustees shall hold the capital and income of the Trust Fund:

4.1	on any trusts in favour, or for the benefit of, all or any one or more of the Beneficiaries, exclusive of the other or others of them;

4.2	in any shares or proportions if more than one Beneficiary; and

4.3	with and subject to any:

(a)	powers and provisions for maintenance, education or other benefit or for the accumulation of income;

(b)	administrative powers; and

(c)	discretionary or protective powers or trusts;

that the Trustees may in their discretion appoint PROVIDED THAT:

4.4	the exercise of this power of appointment shall:

(a)	be subject to the application (if any) of the rule against perpetuities;

(b)	be by deed or deeds, revocable during the Trust Period or irrevocable, and executed during the Trust Period;

(c)	not affect any prior payment or application of all, or any part of, the capital or income of the Trust Fund made under any other power or powers conferred by this Settlement or by law; and

(d)	be subject to the written, unanimous consent of the Primary Beneficiaries.

4.5	these trusts and powers may be delegated to any extent to any person or persons, whether or not including the Trustees or any of them; and

4.6	notwithstanding clause 47, the Trustees may not release or restrict this power without the written consent of the Protectors (if any).

5	Trusts in default of appointment

Until, subject to and in default of any appointment under clause 3, the following provisions shall apply.

BIOSTAR TRUST __	Page 9 of 33

5.1
For so long as the Primary Beneficiaries shall be alive, the trustees shall pay the income and, if requested by the Protector the capital, of the trust fund to the Primary Beneficiaries in the following percentages:

5.2
Subject as above, the Trustees shall accumulate the balance of the income of the Trust Fund and add it to capital provided that they may, from time to time during the Trust Period, apply the whole or any part of the accumulated income as if it were income arising in the then current year.

5.3
Notwithstanding the trusts, powers and provisions declared in and conferred by this clause, the Trustees may, with the written, unanimous consent of the Primary Beneficiaries and during the Trust Period, pay or apply the whole or any part of the capital of the Trust Fund to, or for the benefit of, all or any one or more of the Beneficiaries, exclusive of the other or others of them, in whatever shares, if more than one, and in whatever manner generally that the Trustees may, in their discretion, from time to time think fit.

6	Trusts at end of Trust Period

6.1
Subject to the immediately preceding clause, the Trustees shall hold the balance of the Trust Fund at the end of the Trust Period in the following percentages for the following Primary Beneficiaries, or if any Primary Beneficiary is not then living, the percentage allocated to such Primary Beneficiary shall pass to such Primary Beneficiary’s beneficiaries as designated in the subsequent provisions of this clause:

6.2
Subject as to the immediately preceding Clause, the Trustees shall hold the percentage of the Trust Fund at the end of the Trust Period allocated to such Primary Beneficiary for such Primary Beneficiary’s spouse.

6.3
Subject as to the immediately preceding Clause, the Trustees shall hold the percentage of the Trust Fund at the end of the Trust Period allocated to such Primary Beneficiary for such Primary Beneficiary’s children and the remoter issue of predeceased child or children who shall be living at the end of the Trust Period and if more than one in equal shares.

6.4
Subject as to the immediately preceding Clause, the Trustees shall hold the percentage of the Trust Fund at the end of the Trust Period allocated to such Primary Beneficiary for such Primary Beneficiary’s parents, in equal shares, or all to the surviving parent.

6.5
Subject as to the immediately preceding Clause, the Trustees shall hold the percentage of the Trust Fund at the end of the Trust Period allocated to such Primary Beneficiary for the issue of the parents of such Primary Beneficiary, per stirpes.

BIOSTAR TRUST __	Page 10 of 33

6.6
Subject as to the immediately preceding Clause, the Trustees shall hold the percentage of the Trust Fund at the end of the Trust Period allocated to such Primary Beneficiary for the spouses, widows, and widowers (whether or not those widows or widowers have remarried) of the children and remoter issue of such Primary Beneficiary who shall be living at the end of the Trust Period and if more than one in equal shares.

6.7
Subject as to the immediately preceding Clause, the Trustees shall hold the percentage of the Trust Fund at the end of the Trust Period allocated to such Primary Beneficiary for whatever charity or charitable purposes that the Trustees shall decide.

7	Power of appointment outside Settlement

Notwithstanding the trusts, powers and provisions contained in clauses 2, 3 and 5 and subject to the application (if any) of the rule against perpetuities, and with the written consent of the Primary Beneficiaries, the Trustees may pay, transfer or appoint any income or capital of the Trust Fund to, or in favour of, the trustees of any other trust wherever established or existing under which all or any one or more of the Beneficiaries is or are interested (whether or not the persons interested or capable of benefiting under that other trust include persons other than the Beneficiaries) but only if the Trustees, in their discretion, consider that payment to be for the benefit of all or one or more of the Beneficiaries.

8	Exercise of powers

The Trustees shall exercise the dispositive powers and discretions vested in them as they think most expedient for the benefit of all or any of the persons actually or prospectively interested under this Settlement. They may exercise (or refrain from exercising) any power or discretion for the benefit of any one or more of them without being obliged to consider the interests of the others or other of them.

9	Administrative provisions

9.1
The Trustees and (but only where specified) connected persons shall have for the purpose of exercising their functions as trustees in relation to the whole or any part or parts of the Trust Fund or any transaction or arrangement concerning it all the powers of an absolute owner and shall have all the powers and immunities set out herein provided that the Trustees shall not exercise any of their powers so as to conflict with the beneficial provisions of this Settlement (and subject to the application of the rule against perpetuities) and provided further that (for the avoidance of doubt) the same shall not be exercised in a manner which conflicts with the proviso to Clause 2.

9.2	Sections 97, 101 and 102 of the Act shall apply to the trusts arising under this deed.

BIOSTAR TRUST __	Page 11 of 33

10	Exclusion of excluded persons

10.1
No discretion or power conferred on the Trustees, or any other person, by this Settlement or by law shall be exercised, and no provision of this Settlement shall operate, directly or indirectly to cause or allow any part of the capital or income of the Trust Fund to become in any way payable to, or applicable for the benefit of, any person who for the time being is an Excluded Person.

10.2	The prohibition in this clause applies notwithstanding anything else contained or implied in this Settlement.

11	Name of Settlement

This Settlement shall be known as "BIOSTAR TRUST __" or by such other name as the Trustees may from time to time and by instrument in writing determine.

THE BENEFICIARIES

12	Beneficiaries

For the purposes of clause 1 of this Settlement, the persons (or charitable objects) specified in this clause are (subject to clauses 13 and 14 and whether those objects or persons are now in existence or come into existence during the Trust Period):

12.1	_____________;

12.2	______________;

12.3	the spouses of the Primary Beneficiaries;

12.4	the children of the Primary Beneficiaries and the remoter issue of any child who predeceased the survivor of Primary Beneficiaries;

12.5	the parents of the Primary Beneficiaries;

12.6	the issue of the parents of Primary Beneficiaries;

12.7	the spouses, widows and widowers (whether or not those widows or widowers have remarried) of the children and remoter issue of the Primary Beneficiaries; and

12.8	any other persons (or charitable objects) that are added under clause 13.

13	Power to add to Beneficiaries

13.1
The Primary Beneficiaries may, from time to time during the Trust Period add to the Beneficiaries any one or more persons or classes of persons or charitable objects as the Trustees may, with that consent but subject to the application (if any) of the rule against perpetuities, decide. No Beneficiary may prevent any such addition. If there is no Protector acting hereunder and no known Beneficiaries under the immediately preceding clause, the Trustee shall have this power.

BIOSTAR TRUST __	Page 12 of 33

13.2	Any addition shall be made by deed:

(a)	naming or describing the persons or classes of persons or charitable objects to be added; and

(b)	specifying the date or the event (not being earlier than the date of execution of the deed but before the end of the Trust Period) when, or on the happening of which, the addition shall take effect.

13.3	This power shall not be exercised to add an Excluded Person to the Beneficiaries.

14	Power of exclusion

14.1
The Trustees may, from time to time before the end of the Trust Period and with the written, unanimous, consent of the Primary Beneficiaries, declare by deed that the persons or object named or specified (whether or not ascertained) in that deed who are, would or might but for this clause be or become one of the Beneficiaries, or otherwise able to benefit, as the case may be:

(a)	shall be wholly or partially excluded from future benefit; or

(b)	shall be an Excluded Person or Excluded Persons.

14.2
Any declaration may be revocable during the Trust Period or irrevocable to take effect before the end of the Trust Period and, in either case, shall have effect from the date specified in the deed. However, this power shall not be exercised to derogate from any interest to which any person has previously become indefeasibly entitled under this Settlement whether in possession or in reversion or otherwise.

14.3
Any person who is not a minor and who may receive any benefit out of the capital or income of the Trust Fund, whether directly or indirectly, may by declaration in writing revocable during the Trust Period or irrevocable to take effect before the end of the Trust Period:

(a)	disclaim that benefit either in whole or in part; or

(b)	declare that he shall cease to be one of the Beneficiaries; or

(c)	declare that he shall be an Excluded Person.

BIOSTAR TRUST __	Page 13 of 33

That declaration shall have effect from the date specified in it. Where the declaration is made concerning the whole, it shall be irrevocable. Where it is made concerning only part of the declarant's interest and is expressed to be revocable, it may be revoked in the manner and in the circumstances referred to in it. No revocation shall restore any entitlement to which the declarant would have become entitled had the declarant not been an Excluded Person when the entitlement arose.

THE TRUST FUND

15	Trust Fund

For the purposes of clause 1, the property specified in this clause is:

15.1	the property specified in the Schedule to this Settlement;

15.2	all moneys, investments or other property paid or transferred by any person or persons to or so as to be under the control of and (in either case) accepted by the Trustees as additions;

15.3	all accumulations (if any) of income directed to be held as an addition to capital; and

15.4	all moneys, investments and property from time to time representing those moneys, investments, property, additions and accumulations.

16	Trusts of added property

During the Trust Period, the Trustees may from time to time accept (but may also decline to accept) additional moneys, investments or other property that may be offered paid or transferred to them on these trusts by the Settlor or any other person either personally or by testamentary act or disposition (including onerous property the acceptance of which the Trustees consider to be beneficial).

ADMINISTRATIVE POWERS

17	General powers of absolute beneficial owner

The Trustees shall have all the powers of investment, sale, alienation, exchange, partition, mortgage, charging, pledging, leasing, insurance, protection, improvement, equipment, dealing, disposition and management (and all other powers) of an absolute beneficial owner of the Trust Fund. Those powers shall not be restricted by any principle of construction but shall operate according to the widest generality of which the foregoing words are capable notwithstanding that certain powers are more particularly set out in the following clauses.

18	Power of investment

Subject to the provisions of clause 18.5:

BIOSTAR TRUST __	Page 14 of 33

18.1
Any moneys to be invested may be applied in the purchase or acquisition (either alone or jointly with other persons) of whatever shares, stock, funds, securities, land, buildings, chattels or other property of whatever nature and wherever situate, and whether involving liabilities or producing income or not, or in making any loans, with or without security, that the Trustees think fit.

18.2
The acquisition of any reversionary interest or any policy of insurance or assurance, sinking fund policy or other policy of whatever nature, or of any annuity or securities or other assets not producing income or of a wasting nature (or for any other reason not within the meaning of the word "investment" strictly construed), shall be treated as an authorised investment of money if the Trustees consider the acquisition to be for the benefit of any one or more of the persons beneficially interested in the moneys used to buy those assets.

18.3	The Trustees may grant or take options on any conditions they think fit.

18.4	The Trustees may exchange property for other property of a similar or different nature and for whatever consideration and on whatever conditions they think fit.

18.5	The powers of investment in this clause shall not be exercised in a manner which conflicts with the proviso to Clause 2.

19	No requirement to diversify investments

The Trustees need not diversify the investment of the Trust Fund nor shall they be liable for the consequences of investing, or keeping the Trust Fund invested, in, or in the shares or obligations of, a single business, investment vehicle or firm or in one asset or one type of asset.

20	No requirement to invest in income producing investments

No person beneficially interested in the Trust Fund shall be entitled:

20.1	to compel the sale or other realisation of any assets which do not produce income;

20.2	to require the distribution of any dividend or other income payment by any investment vehicle the ownership, equity or debt interests in or of which are comprised in the Trust Fund;

20.3	to require the Trustees to exercise any powers they may have of compelling any distribution; nor

20.4	to insist on the investment of any part of the Trust Fund in assets that produce income.

BIOSTAR TRUST __	Page 15 of 33

21	Power to lend

The Trustees may lend money or assets comprised in the Trust Fund to any person beneficially interested in the Trust Fund on whatever terms (whether or not including provision for the payment of interest) and generally that the Trustees think fit.

22	Power to borrow

22.1
The Trustees may borrow and raise money, either without security or on the security of the Trust Fund or any part of it or any assets comprised in it, for any purpose (including the investment of the money so raised as part of the Trust Fund). The Trustees may mortgage, charge or pledge the Trust Fund, or any part of it or any assets comprised in it, as security for any money so raised.

22.2	The Trustees may enter into borrowing arrangements jointly with other persons involving either joint or several liability.

23	Power to give guarantees

23.1
The Trustees may guarantee the payment of money and the performance of obligations in respect of any existing or future borrowings from third parties by any person beneficially interested in the Trust Fund or any guarantees, indemnities or other commitments of a similar nature given to third parties by any person beneficially interested in the Trust Fund.

23.2
The Trustees may guarantee the payment of money and the performance of obligations concerning any existing or future borrowings from third parties by any investment vehicle some or all of the ownership, equity or debt interests in or of which are comprised in the Trust Fund.

23.3
The Trustees may mortgage, charge or pledge the Trust Fund or any part of it or any assets comprised in it in support of any guarantee given by the Trustees. The Trustees may enter into whatever indemnities they think fit concerning any such guarantee.

24	Powers concerning real property

Where the Trust Fund for the time being includes any real or immovable property (in this clause "the land"), the Trustees shall have the following powers.

24.1
The Trustees may let all or any part of the land for any purpose, and whether involving waste or not, for any term, and either wholly or partly in consideration of a rent (whether fixed or variable), fine or premium, or the erection, improvement or repair, or any agreement to erect, improve or repair, buildings or other structures on the land and may accept (with or without consideration) the surrender of any lease of all or any part of the land.

BIOSTAR TRUST __	Page 16 of 33

24.2
The Trustees may, in executing any trust or power of sale, sell all or any part of the land either wholly or partly in consideration of an annual sum payable either in perpetuity or for any term (whether definite or indefinite) and being either reserved out of the land sold or secured in any other manner that the Trustees think fit.

24.3	The Trustees, in executing any trust or power of sale or leasing, shall have the following powers:

(a)	The Trustees may sell or let all or any part of the land whether the division is horizontal or vertical or made in any other way;

(b)	The Trustees may sell, let or reserve any easement, right or privilege over all or any part of the land;

(c)
The Trustees may sell, let, except or reserve any timber, mines or minerals on, in or under all or any part of the land together with any easements, rights or privileges of cutting or working and carrying away or otherwise incidental to or connected with forestry or mining purposes;

(d)	The Trustees may impose and make binding, for the benefit of all or any part of the land sold or let, any restrictions or stipulations as to user or otherwise affecting any part of the land retained;

(e)
The Trustees may accept, in exchange for all or any part of the land to be sold or let (either with or without any money paid or received for equality of exchange), any other real or immovable property or any lease; and

(f)
The Trustees may enter into any contract or grant any option for the sale or letting of all, or any part, of the land or otherwise concerning the exercise by the Trustees of any of the powers conferred by this sub-clause.

24.4
The Trustees shall not be bound to see, nor be liable or accountable for omitting or neglecting to see, to the repair of any building or other structure on the land or to the payment of any outgoings or otherwise as to the maintenance of the land or any building or other structure on the land. The Trustees may maintain and repair any building or other structure in whatever manner and to whatever extent they think fit.

24.5
The Trustees may expend money altering, improving or developing the land or any building or other structure on the land (including erecting, demolishing or rebuilding any building or other structure) in whatever manner and to whatever extent they think fit.

BIOSTAR TRUST __	Page 17 of 33

25	Powers concerning chattels

Where the Trust Fund for the time being includes any chattels (in this clause "the chattels"), the Trustees shall have the following powers:

25.1	The Trustees may sell, lease, hire, deposit, store or otherwise deal with the chattels on whatever terms they think fit; and

25.2
The Trustees shall not be bound to see, nor be liable or accountable for omitting or neglecting to see, to the safe custody, maintenance or repair of the chattels but may see to the safe custody, maintenance or repair in whatever manner and to whatever extent they think fit.

26	Power to allow occupation of property and enjoyment of chattels

The Trustees may allow any person beneficially interested in the Trust Fund to occupy or reside in or on any real or immovable property or to have the enjoyment and use of chattels or other movable property for the time being comprised in the Trust Fund on whatever terms as to payment of rent, rates, taxes and other expenses and outgoings and as to insurance, repair and decoration and generally on whatever terms the Trustees think fit.

27	Power to insure property

27.1
The Trustees may insure any property comprised in the Trust Fund against any loss or damage from any risk for any amount and may pay the premiums out of the Trust Fund or the income as may be appropriate.

27.2	The Trustees shall neither be bound to see to any insurance nor be liable or accountable for omitting or neglecting to see to it or for its adequacy.

28	Powers concerning life insurance policies

The Trustees may apply any property comprised in the Trust Fund in effecting, acquiring or maintaining any policy of insurance or assurance on the life of any person whether term, endowment, whole of life or accident. The Trustees shall have the following powers concerning any such policy from time to time comprised in the Trust Fund (in this clause "the policy"):

28.1	The Trustees may borrow on the security of the policy for any purpose;

28.2	The Trustees may convert the policy into a fully paid-up policy for a reduced assured sum free from payment of future premiums;

28.3	The Trustees may surrender the policy, wholly or in part, or any bonus attaching to it, for its cash surrender value;

BIOSTAR TRUST __	Page 18 of 33

28.4	The Trustees may sell the policy on whatever terms the Trustees think fit; and

28.5
The Trustees may exercise any of the powers conferred on them by the policy or, with the consent of the insurer, increase or decrease the amount or alter the occasion of the payment of the sum assured or increase or decrease the amount of the periodic premiums (if any) payable under the policy or shorten or extend the period during which the premiums are payable.

29	Power to provide for an annuity

An annuity may be provided for by the Trustees in any of the following ways and, in so providing, the Trustees shall fully discharge the obligation to provide for the annuity and the Trust Fund shall thereby be exonerated from any further liability in respect of the annuity.

29.1
The Trustees may provide for the annuity by appropriating, out of the Trust Fund, property of any kind the income of which shall, in their opinion, be sufficient to satisfy the annuity and, after that appropriation, the annuity shall be wholly charged on the property so appropriated (in this clause "the annuity fund") in exoneration of the rest of the Trust Fund. However, the Trustees may resort to the capital of the annuity fund if the income of the annuity fund is insufficient to pay the annuity. When the annuity ceases, the annuity fund shall revert to, and form part of, the Trust Fund. In the meantime, any surplus income arising after payment of the annuity shall be applied as income of the Trust Fund.

29.2	The Trustees may provide for the annuity by buying an annuity for the benefit of the annuitant.

29.3
The Trustees may provide for the annuity by commuting the annuity, with the consent in writing of the annuitant, and paying to the annuitant such capital sum as they think fit and agreed with the annuitant.

30	Power to trade

30.1	The Trustees may trade, or take part in any venture in the nature of trade, either alone or jointly with any other person and whether or not by way of partnership (limited or general).

30.2
The powers vested in the Trustees under this Settlement shall (where applicable) extend to any arrangements concerning any such trade or venture. Without prejudice to the generality of the above, the Trustees' powers of borrowing and charging shall extend to any borrowing arrangements made concerning that trade or venture and whether made severally or jointly with others or with unequal liability. The Trustees shall be fully indemnified out of the Trust Fund against all personal liability to which they may in any manner become subject concerning that trade or venture.

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31	Power to promote investment vehicles

31.1
The Trustees may, without prejudice to the generality of their powers of investment, promote or join with any other person or persons in establishing any investment vehicle or subscribe for or acquire any of the ownership, equity or debt interests in or of any investment vehicle with a view to or in consideration of:

(a)
the establishment and carrying on by that investment vehicle of a business of any kind that the Trustees are for the time being authorised to carry on themselves and the acquisition of any of the assets comprised in the Trust Fund that may be required for the purposes of that business;

(b)	the acquisition of the assets and undertaking of any business being carried on by the Trustees; and

(c)	the acquisition of all or any of the assets comprised in the Trust Fund to be held as investments of the investment vehicle acquiring those assets.

31.2	The Trustees may underwrite, sub-underwrite or guarantee the subscription for or the purchase or other acquisition of ownership, equity or debt interests.

32	Power to enter into any compromise or arrangement concerning investment vehicles

The Trustees may enter into any compromise or arrangement (whether a scheme of reconstruction, amalgamation or otherwise) concerning all or any of the rights of the Trustees as holders of ownership, equity or debt interests in or of or otherwise as creditors of any investment vehicle (whether a scheme of reconstruction or amalgamation or otherwise). They may accept in or towards satisfaction of all or any of those rights whatever consideration they think fit whether in the form of cash, options, ownership, equity or debt interests in or of that investment vehicle, or of any other investment vehicle, or in any other form.

33	Power to concur in winding up or liquidating investment vehicles

The Trustees may concur in the winding up or liquidation or dissolution of any investment vehicle in which they are interested as holders of ownership equity or debt interests. They may accept a distribution in kind of the assets of that investment vehicle in satisfaction of all or any of their rights in the winding up or liquidation of that investment vehicle. They may hold, or carry on business with, those assets alone or with any other person.

34	Apportionments

34.1
The Trustees may treat all dividends and other payments in the nature of income received by them as income at the date of receipt irrespective of the period for which the dividend or other income is payable.

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34.2
Where any reversionary interest, policy, security or asset of the kind described in clause 18 is comprised in the Trust Fund, or where any other security or investment is sold with the right to receive the dividend or interest accrued or accruing, the Trustees may decide in their discretion whether any part of any accretion to the value of the asset, or of any premium or bonus or other sum (whether in respect of arrears or prospective dividend or interest or income or otherwise which accrues or is payable when the asset falls into possession or is redeemed or matures, or on repayment of the capital money so secured, or when any sale or disposal is made) is to be treated as income.

35	Power of appropriation

The Trustees may appropriate any asset, or part of any asset, comprised in the Trust Fund in or towards satisfaction of any interest or share in the Trust Fund that may in all the circumstances appear to them to be just and reasonable. For that purpose, the Trustees may, from time to time, place whatever value on any or all investments or other property that they think fit.

If the Trustees have appointed, appropriated or allocated any part of the Trust Fund or any assets comprised within the Trust Fund to be held on trusts distinct from any other part of the Trust Fund, the Trustees may at any time or times transfer any assets comprised in, or any part of the capital of, that fund to any other fund that forms part of the Trust Fund in exchange for assets that have a value equal to the open market value of the assets or part so transferred.

36	Power to give indemnities and other commitments

36.1
The Trustees may enter into any indemnity in favour of any former trustee or any other person in respect of any tax or other liability of any nature concerning this Settlement or to the Trust Fund or any part of it or any assets comprised in it or its income. They may also charge or deposit the whole or any part of the Trust Fund, or any assets comprised in it, as security for that indemnity in whatever manner in all respects that they think fit.

36.2
The Trustees may give any indemnity, warranty, guarantee, undertaking or covenant or enter into any type of agreement that they think fit concerning the transfer or sale of any business or ownership or equity interests in an investment vehicle owned or held by the Trustees (whether concerning the business or investment vehicle itself or the assets, liabilities, shares or employees or any other aspect of the business or investment vehicle) in favour of any transferee, purchaser or other relevant party, including any limitation or restriction on value or otherwise, that the Trustees think fit.

37	Duration of powers

Every power, authority or discretion conferred on the Trustees or on any other person by this Settlement shall, notwithstanding anything to the contrary expressed or implied in this Settlement, only be exercisable during whatever period (whether definite or indefinite) that, in the case of the particular power, authority or discretion, the law may allow.

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MINOR BENEFICIARIES AND CHARITIES

38	Powers concerning payments to minors and to charities

38.1	The Trustees may pay or transfer any assets comprised in or any income of the Trust Fund to:

(a)	any minor (if aged 18 years or over) or

(b)	the parent or guardian of or other person having legal responsibility for any minor who is beneficially entitled to those assets or income. The receipt of the minor (if aged 18 years or over) or that parent or guardian or other person shall be a full discharge to the Trustees.

38.2
The parent or guardian of or other person having legal responsibility for a minor shall have the administrative powers conferred on the Trustees by this Settlement in respect of any assets or income received in accordance with the immediately preceding sub-clause.

38.3
The Trustees may pay or transfer any assets comprised in, or any income of, the Trust Fund to the person who purports to be the treasurer or other appropriate officer of any charity that is entitled to those assets or income. The receipt of that person shall be a full discharge to the Trustees.

39	Extended statutory power of maintenance

Section 32 of the Act shall be deemed to apply as if the words "may in all the circumstances be reasonable" had been omitted from paragraph (a) of sub-section (1) thereof.

40	Extended statutory power of advancement

Section 33 of the Act shall be deemed to apply as if paragraph (a) of sub-section (1) thereof had been omitted

TRUSTEE POWERS

41	Power to appoint agents

The Trustees may, instead of acting personally, employ and pay at the expense of the capital or income of the Trust Fund any agents in any part of the world whether accountants, attorneys-at-law, solicitors, brokers, banks, trust companies or other agents, without being responsible for the default of any agent if employed in good faith, to transact any business, or do any act, in the execution of the trusts of this Settlement including, without prejudice to the generality of this clause, the receipt and payment of money, the execution of documents and the holding of any securities, property or documents.

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42	Delegation of powers

42.1
The Trustees, or any of them, may, notwithstanding any rule of law to the contrary, by written instrument or instruments revocable during the Trust Period or irrevocable and executed during the Trust Period, delegate to any person, or to any corporate trustee, the execution or exercise of all or any trusts, powers and discretions hereby or by law or otherwise conferred on the Trustees notwithstanding the fiduciary nature of those powers. However, all necessary consents shall continue to be required.

42.2
Every trustee that is a company may exercise, or concur in exercising, any discretion or power conferred on the Trustees by a resolution of its board of directors or governing body. It may also delegate the right and power to exercise or concur in exercising that discretion or power to one or more members of its board of directors or governing body appointed from time to time by the board of directors or governing body for that purpose.

42.3	The Trustees may delegate to any one or more of their number the operation of any bank account in their names.

42.4
The Trustees may engage the services of any person or partnership ("the investment adviser") to advise the Trustees on the investment of the whole or any part of the Trust Fund. The Trustees may, without being liable for any consequent loss, delegate to the investment adviser discretion to manage the investments comprised in the whole or that part of the Trust Fund within the limits and for the period stipulated by the Trustees. The Trustees may settle the terms and conditions for the engagement of and any delegation to the investment adviser including, if they think fit, terms and conditions as to remuneration and reimbursement of the investment adviser's expenses at the expense of the capital or income of the Trust Fund and provisions, which may include the giving of security or indemnities, to protect the investment adviser from any loss that may result from any failure by the Trustees to observe those terms and conditions.

42.5	The Trustees shall be neither bound to inquire into nor in any manner responsible for any change in the legal status of the investment adviser.

42.6	The Trustees shall incur no liability for any action taken pursuant to, or for following the advice of, the investment adviser however communicated.

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43	Power to employ nominees

The Trustees may invest or hold or allow to remain in the name of one or more of the Trustees, or of any other person or partnership, as nominee of the Trustees any assets comprised in the Trust Fund on whatever terms and conditions the Trustees think fit.

44	Power to give proxies and powers of attorney

The Trustees may appoint as their proxies and give powers of attorney to any one or more of the Trustees or to any other person, with or without power of substitution, for voting or acting on behalf of the Trustees concerning any assets comprised in the Trust Fund.

45	Power to delegate operation of bank accounts

The Trustees may delegate to any person the operation of any bank, building society or other account.

46	Power to keep deeds in any part of the world

The Trustees may keep the deeds and other documents concerning this Settlement and the assets comprised in the Trust Fund in any part of the world as the Trustees think fit.

47	Restriction and release of powers

The Trustees may, from time to time, by deed or deeds revocable during the Trust Period or irrevocable, release or to any extent restrict the future exercise of any powers however conferred on them notwithstanding the fiduciary nature of those powers and subject to the same consents that are required for the exercise of those powers. However, the power conferred on the Trustees by clause 13 shall not be released or restricted unless, at the date of that release or restriction, there is at least one Beneficiary.

48	Restriction on exercise of powers

Notwithstanding anything contained elsewhere in this Settlement, no discretion or power shall be exercisable so as to infringe any rule against perpetuities or excessive accumulations applicable to this Settlement.

CHANGES OF TRUSTEES

49	Person having power of appointment of new or additional trustees

For the purposes of this clause and the immediately following clause, "the Appointor" means:

49.1	the Protectors but, if there shall be no Protector or if none of the Protectors (if more than one) are, for any reason, able to act, then

49.2	the Trustees but, if there shall be no trustee in existence or able to act, then

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49.3	the personal representatives of the last trustee if that trustee was an individual who has died and, subject to that

49.4	the liquidator or liquidators of the last trustee if that trustee was a company disqualified as a trustee under clause 52 and, subject to that

49.5	the court of the British Virgin Islands or the courts of whatever other place shall then be the forum for the administration of these trusts.

50	Power of appointing new or additional trustees

50.1
The Appointor may, by deed or other written instrument, appoint one or more other persons or companies, whether or not resident in the British Virgin Islands, to be a trustee or trustees in place of any trustee who has died, has been dissolved, wishes to withdraw, refuses to act or is disqualified from acting as trustee.

50.2	Without prejudice to the retirement and appointment of trustees by consent, if:

(a)	a trustee has given notice to the Appointor and any other trustee or trustees of his wish to withdraw and be discharged from these trusts, and

(b)	the Appointor has not, within two calendar months of the date of that notice, appointed a replacement trustee,

the trustee desiring to withdraw may exercise the Appointor's power of appointing a replacement trustee.

50.3	The Appointor may, with the consent of the Trustees, appoint one or more other persons or companies, whether or not resident in the British Virgin Islands, to be an additional trustee or trustees.

51	Power of removal of trustees

Subject to clause 56, the Protectors (if any) may by deed remove any trustee. All references in clauses 54 and 55 to outgoing trustees shall include trustees who are removed under this clause.

52	Disqualification of trustees

The office of a trustee shall immediately and thereby be determined and vacated if that trustee, being an individual, is found to be a lunatic or of unsound mind or becomes subject to any proceedings under the insolvency or bankruptcy laws applicable to that trustee or if that trustee, being a company, shall enter into liquidation whether compulsory or voluntary (not being merely a voluntary liquidation for the purpose of amalgamation or reconstruction).

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53	Merger or consolidation of trustee

53.1	A company or corporation into which a trustee that is a company or corporation is merged or converted or with which that trustee is consolidated.

53.2	a company or corporation resulting from any merger, conversion or consolidation to which a trustee that is a company or corporation is a party.

53.3
a company or corporation that succeeds to all, or substantially all, of the private trust business of a trustee that is a company or corporation shall automatically replace that trustee on the date that the merger, conversion, consolidation or succession takes effect without the execution of any document or any further act by any person except the replacement trustee giving notice of the replacement to the other trustees (if any) within three calendar months of the replacement.

54	Vesting of Trust Fund on change of trustees

54.1
Subject to the following sub-clause, acts and deeds done or executed for the proper vesting of the Trust Fund in new or additional trustees shall be done and executed by the continuing or outgoing trustee or trustees at the expense of the income or capital of the Trust Fund.

54.2
An outgoing trustee who is liable as a trustee or who may, at the death of any person, be liable as a trustee, or on any other occasion be liable as a former trustee, for any taxes, wherever they may be imposed and of whatsoever nature, shall not be bound to transfer the Trust Fund unless reasonable security is provided for indemnifying that outgoing trustee against that liability.

54.3
The Court of the British Virgin Islands, or the court of whatever other place shall then be the forum for the administration of this Settlement, may vest the Trust Fund in the Trustees appointed by that court.

55	Indemnity of retiring trustee

An outgoing trustee shall be released from all claims, demands, actions, proceedings and accounts of any kind on the part of any other person (whether in existence or not) actually or prospectively interested under this Settlement for or in respect of the capital and income of the Trust Fund or these trusts or an act or thing done or omitted in execution or purported execution of these trusts other than and except only liability:

55.1	arising from any breach of trust to which that trustee or, in the case of a corporate trustee, any of its officers or employees was a party or privy; or

55.2
in respect of actions to recover from that trustee or, in the case of a corporate trustee, any of its officers or employees, trust property, or the proceeds of trust property, in the possession of that trustee or those officers or employees.

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56	Restriction on discharge of trustee

No trustee shall retire, be removed or be discharged from the trusts of this Settlement unless:

56.1	there is, during the lifetime of the Protectors, a Trustee; or

56.2	there are, following the death of the Protectors, an individual or a corporation to act as trustees or trustee to perform the trusts of this Settlement.

TRUSTEE REMUNERATION

57	Trustee charging

57.1	Besides reimbursement for reasonable expenses:

(a)	a trustee that is a trust corporation or company authorised to undertake trust business; or

(b)	a trustee who is an individual engaged in a profession or business,

is entitled to remuneration in accordance with any terms and conditions that may from time to time be agreed between that trustee and the Settlor at or about the time of the initial transfer to the trust and thereafter the Protectors or (if the Protectors are unfit, unable or unwilling to act) the person or persons by whom the power of appointing new trustees is for the time being exercisable.

57.2	Subject to those agreed terms and conditions:

(a)
a trustee that is a trust corporation or company authorised to undertake trust business is entitled to remuneration for its services in accordance with its published terms and conditions for trust business in force from time to time; and

(b)
a trustee who is an individual engaged in a profession or business is entitled to charge and be paid all normal professional or other charges for business done, services rendered or time spent by that trustee personally or by that trustee's firm or company in the administration of these trusts including acts which a trustee not engaged in any profession or business could have done personally.

58	Trustee retaining remuneration or commission

58.1
A trustee may be employed and remunerated as a director or other officer or employee or as agent or adviser of any business or investment vehicle in any way connected with the Trust Fund. He may also retain (without being liable to account for) any remuneration, fees or profits received by him in that capacity notwithstanding that his appointment may have been obtained, or may be held or retained, because of his position as one of the Trustees or of any shares, stock, property rights or powers whatever comprised in or connected with the Trust Fund.

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58.2
A trustee may retain (without being liable to account for) any commission received by him or his firm for any transaction carried out for the Trustees for which he or his firm is in the normal course of business allowed commission notwithstanding that the commission results from an exercise by him or the Trustees of the powers conferred by this Settlement or by law.

58.3
A trustee that is a company or corporation, and a parent, subsidiary or affiliate of a trustee that is a company or corporation, may act as banker and perform any service to the Trustees on the same terms as would be made with any customer and without accounting for any resulting profit.

TRUSTEE PROTECTION

59	No requirement to interfere in management of investment vehicles

The Trustees shall not be bound or required to interfere in the management or conduct of the business of any investment vehicle wherever resident or incorporated the ownership, equity or debt interests in or of which are comprised in the Trust Fund even if ownership rights carrying control of the investment vehicle are comprised in the Trust Fund (although, while ownership rights carrying control of an investment vehicle are comprised in the Trust Fund, the Trustees shall obtain as much information concerning the management or conduct of the business of the investment vehicle as a director or other manager of the investment vehicle could obtain) and, so long as the Trustees have no actual notice of any act of dishonesty or misappropriation by any of the directors or other managers of the investment vehicle, the Trustees may leave the conduct of its business (including the payment or non-payment of dividends or other income distributions) wholly to the directors or managers.

60	Power to exercise powers notwithstanding personal interest

The Trustees may exercise any power or discretion conferred on them by this Settlement notwithstanding that one or more of the Trustees may have a personal interest in the mode or result of the exercise of that power or discretion if at least one of the Trustees has no personal interest in the mode or result of the exercise of the power or discretion and approves the exercise of the power or discretion. No trustee who is so interested shall be liable to account for any reasonable incidental profit.

60.1
The Trustees may enter into any transaction concerning the Trust Fund notwithstanding that one or more of the Trustees may be interested in that transaction other than as one of the Trustees if at least one of the Trustees is not interested in the transaction other than as one of the Trustees and approves the entering into of the transaction. No trustee who is so interested shall be liable to account for any reasonable incidental profit.

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61	Protection of Trustees in respect of distributions

The Trustees may distribute the capital and income of the Trust Fund without having verified that there is no person whose parents were not married to each other at the time of his birth (or who claims through that person) who is or may be beneficially interested in the Trust Fund. The Trustees shall not be liable to a person of whose existence they had no actual notice at the time of distribution.

62	Protection of Trustees generally

No trustee shall be liable for any loss to the Trust Fund arising because of:

62.1	any unauthorised investment made in good faith; or

62.2	the negligence or fraud of any agent employed by that trustee, or by any of the Trustees, even if the employment of that agent was not strictly necessary or expedient; or

62.3	any mistake or omission made in good faith by that trustee or by any of the Trustees; or

62.4
any other matter or thing except fraud or dishonesty of that trustee. In particular (without prejudice to the generality of this clause), no trustee shall be bound to take any proceedings against a co-trustee or former trustee or his personal representatives for any breach or alleged breach of trust committed or suffered by that co-trustee or former trustee.

63	Trustees' powers, authorities and discretions exercisable without liability

Every power, authority or discretion conferred on the Trustees by this Settlement or by law shall be an absolute and uncontrolled power, authority or discretion. No trustee shall be liable for any loss or damage occurring because of his agreement or refusal or failure to agree to any exercise of that power, authority or discretion.

THE PROTECTORS

64	Identity of Protectors

64.1	The initial Protector is the Protector who accepted office by executing this Settlement.

64.2	A person shall cease to be a Protector:

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(a)	if that person is an individual, on death or on becoming unable or unfit to act or on being declared bankrupt; or

(b)	if that person is a company, on dissolution; or in either case, on resigning.

64.3	If the initial Protector shall cease to be a Protector, then ______________ shall be the Protector.

64.4
The Protectors or (if the Protectors are dead, unfit, unable or unwilling to act) the then living Primary Beneficiaries, or if none, the majority of current beneficiaries who are not minors and not incompetent may by written instrument:

(a)
irrevocably appoint any person to be an additional Protector and, if the Trustees have been given written notice of the appointment and if the person appointed consents in writing, that person shall immediately become a Protector; and

(b)	nominate a person to become a Protector on any vacancy arising or on a specified person ceasing to be a Protector.

If that nomination remains unrevoked, the Trustees have been given written notice of the nomination and the person nominated consents in writing, that person shall immediately become a Protector when a vacancy arises or when the specified member ceases to be a Protector.

64.5	If, for any reason whatever, there shall be no Protector, the Trustees may by written instrument irrevocably appoint any person not being one of the Trustees to be a Protector.

64.6	Notwithstanding the foregoing provisions of this clause, there shall not be more than four Protectors.

64.7	The majority of Protectors may by written instrument remove a Protector who is not a Primary Beneficiary if notice is given to the Trustees.

64.8	At any time that there shall be more than one Protector in office, the Protectors shall act by a clear majority so that, if reduced to two, they shall act unanimously.

65	Protector charging clause

65.1	Besides reimbursement for reasonable expenses:

(a)	any Protector that is a trust corporation or company authorised to undertake protectorship business; or

(b)
any Protector who is an individual engaged in a profession or business is entitled to remuneration in accordance with any terms and conditions as may from time to time be agreed between that Protector and majority of current beneficiaries who are not minors and not incompetent or, if all are unfit, unable or unwilling to act, the Trustees.

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65.2	Subject to any such agreed terms and conditions:

(a)
any Protector that is a trust corporation or company authorised to undertake trust business is entitled to remuneration for its services in accordance with its published terms and conditions for trust business in force from time to time; and

(b)
any Protector who is an individual engaged in a profession or business is entitled to charge and be paid all normal, professional or other charges for business done, services rendered or time spent by that Protector personally or by the firm or company of that Protector in the administration of these trusts including acts which a Protector not engaged in any profession or business could have done personally.

66	Indemnity of retiring Protectors

If a person retires from office as Protector or becomes, by reason of residence or place of incorporation, incapable of acting as a Protector, that person shall be released from all claims, demands, actions, proceedings and accounts of any kind on the part of any other person, whether in existence or not, actually or prospectively interested under this Settlement for or in respect of the capital and income of the Trust Fund or these trusts or any act or thing done or omitted in execution or purported execution of that person's functions other than and except only liability:

66.1	arising from any breach of trust which that person or, in the case of a corporate Protector, any of its officers or employees was a party or privy; or

66.2
arising from actions to recover from that person or, in the case of a corporate Protector, any of its officers or employees trust property or the proceeds of trust property in the possession or under the control of that person or its officers or employees.

67	Designation of Special Company

The Protectors may at any time or times by notice in writing to the Trustees designate any company which is incorporated or established in any part of the world in which the Trustees hold an interest directly or indirectly from time to time comprising the whole or any part of the Trust Fund as a Special Company and may also at any time or times revoke any such designation by giving written notice thereof to the Trustees.

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68	Exercise of powers

68.1
Each Protector shall exercise the powers and discretions vested in him as he shall think most expedient for the benefit of all or any of the persons actually or prospectively interested under this Settlement. The Protectors may exercise, or refrain from exercising, any power or discretion for the benefit of any one or more of them without being obliged to consider the interests of the others or other of them.

68.2
Subject to the immediately preceding sub-clause, every discretion vested in each Protector shall be personal (as distinct from fiduciary), absolute and uncontrolled and every power vested in him shall be exercisable at his absolute and uncontrolled discretion. The Protector shall have the same discretion in deciding whether to exercise any such power. The Protectors shall have the power to veto any investment of the Trustee.

ACCOUNTS AND CONFIDENTIALITY

69	Accounts and auditing

69.1
The Trustees shall establish and maintain proper books of account and records in respect of the Trust Fund and its income and shall once a year prepare financial statements showing the assets, income and expenditure of the Trust Fund.

69.2
If any Protector requests in writing, the Trustees shall cause those financial statements or any part of them to be audited by a member of the Institute of Chartered Accountants of England and Wales or a member of the Chartered Association of Certified Accountants or any similar body recognised by the jurisdiction the law of which is the governing law of this Settlement.

70	Confidentiality

Subject to the governing law of this Settlement, the Trustees need not disclose to anyone (whether or not that person may benefit under this Settlement):

70.1	any part of any accounts of this Settlement that give information about distributions made to any other persons or about any investment vehicle in which the Trustees may have any interest; or

70.2	any document that records the reasons of the Trustees for the way in which they have exercised any of their powers or discretions; or

70.3	any document concerned with the exercise or proposed exercise by the Trustees of any of powers or discretions or the performance or proposed performance by the Trustees of any trusts or duties.

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GOVERNING LAW

71	Governing law, forum and place of administration

71.1
The governing law of this Settlement shall be British Virgin Islands law and all rights under this Settlement and its construction and effect shall be subject to the jurisdiction of the courts and construed according to the laws of the British Virgin Islands.

71.2	The courts of the British Virgin Islands shall be the forum for the administration of these trusts.

71.3	Notwithstanding the provisions of the previous two sub-clauses of this clause:

(a)
the Trustees may, subject to the application, if any, of the rule against perpetuities, carry on the general administration of these trusts in any jurisdiction in the world whether or not the law of that jurisdiction is for the time being the governing law of this Settlement or the courts of that jurisdiction are for the time being the forum for the administration of these trusts and whether or not the Trustees or any of them are for the time being resident or domiciled in or otherwise connected with that jurisdiction;

(b)
may by deed make any consequential alterations and additions to this Settlement that they consider necessary or desirable to ensure that, so far as may be possible, the trusts, powers and provisions of this Settlement shall be as valid and effective as they were immediately before the change of governing law; and

(c)
the Trustees may at any time following the exercise of the power conferred by this clause declare by deed that from the date of that declaration the forum for the administration of these trusts shall be the courts of any specified jurisdiction.

72	Power to vary administrative provisions

If, in the administration of the Trust Fund, any sale, lease, mortgage, surrender, release or other disposition, or any purchase, investment, acquisition, expenditure or other transaction is, in the opinion of the Trustees, expedient but cannot be carried out because neither this Settlement nor the law confers a power for that purpose on the Trustees, the Trustees may by deed confer on themselves, either generally or in any particular instance, the necessary power for the purpose and, on the execution of that deed, the Trustees shall have the power as if it had been expressly conferred on them by this Settlement.

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COUNTERPARTS AND DUPLICATES

73	Counterparts and duplicates

The parties to this Settlement may execute it in any number of counterparts or duplicates each of which shall be an original but the counterparts and duplicates shall together constitute one and the same settlement.

THE SCHEDULE

Ten dollars of the lawful currency of the United States of America (US $10)

Signed as a deed and delivered by _____________, as Settlor and Protector, in the presence of

Witness signature

Name in capitals

Address

Occupation

Executed as a deed and delivered by the said EQUITY TRUST (BVI) LIMITED by affixing its common seal in the presence of

Authorised signatory

Authorised signatory